CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports First-Quarter 2026 Results

Full-Year Guidance Increased Due To:

•	Strong VITAS Performance
•	Re-purchase of 500,000 Shares in the Quarter
•	Two Roto-Rooter Franchises Purchased for $20.6 Million

CINCINNATI, April 23, 2026—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS),  the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2026, versus the comparable prior-year period.

Results for Quarter Ended March 31, 2026

Consolidated operating results:

•	Revenue increased 1.6% to $657.5 million
•	GAAP Diluted Earnings-per-Share (EPS) of $4.84, a decrease of 0.4%
•	Adjusted Diluted EPS of $5.65, an increase of 0.4%

VITAS segment operating results:

•	Net Patient Revenue of $420.0 million, an increase of 3.1%
•	Average Daily Census (ADC) of 22,723, an increase of 2.2%
•	Admissions of 19,394, an increase of 6.9%
•	Net Income, excluding certain discrete items, of $52.2 million, an increase of 4.4%
•	Adjusted EBITDA, excluding Medicare Cap, of $70.8 million, an increase of 0.6%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 16.8%, a decrease of 41-basis points

Roto-Rooter segment operating results:

•	Revenue of $237.5 million, a decrease of 0.9%
•	Net Income, excluding certain discrete items, of $37.7 million, a decrease of 9.7%
•	Adjusted EBITDA of $53.5 million, a decline of 9.6%
•	Adjusted EBITDA margin of 22.5%, a decline of 218-basis points

VITAS

VITAS net revenue was $420.0 million in the first quarter of 2026, which is an increase of 3.1% when compared to the prior-year period. This revenue increase is comprised primarily of a 2.2% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 2.6%. Acuity mix shift negatively impacted revenue growth 120-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes negatively impacted revenue growth by 47-basis points.

Total VITAS admissions increased 6.9% in the first quarter of 2026 compared to the first quarter of 2025.

In the first quarter of 2026, VITAS accrued $2.4 million in Medicare Cap billing limitation.  No Medicare Cap billing limitation was recorded in the first quarter of 2026 for the Florida combined program and none is anticipated for the 2026 fiscal period.

Of VITAS’ 33 Medicare provider numbers, 25 provider numbers have an anticipated full-year Medicare Cap cushion of 10% or greater, four provider numbers have a cushion between 0% and 10%, and four provider numbers have a Medicare Cap billing limitation totaling $9.5 million.

Average revenue per patient per day in the first quarter of 2026 was $210.62 which is 146-basis points above the prior-year period. Reimbursement for routine home care and high-acuity care averaged $188.59 and $1,131.82, respectively. During the quarter, high-acuity days-of-care were 2.3% of total days of care, a decline of 28-basis points when compared to the prior-year quarter.

The first quarter 2026 gross margin, excluding Medicare Cap, was 22.9%, a 71-basis point decline from the same period of 2025. Selling, general and administrative expenses were $26.1 million in the first quarter of 2026 compared to $26.5 million in the prior-year quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $70.8 million in the quarter, an increase of 0.6% when compared to the prior-year period. Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 16.8%.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $237.5 million in the first quarter of 2026, a decrease of 0.9%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $56.5 million, a decrease of 1.9% from the prior-year period. This aggregate commercial revenue change consisted of excavation declining 7.8%, water restoration declining 10.0% and drain cleaning declining 0.9%, offset by an increase in plumbing of 3.9%.

Roto-Rooter branch residential revenue in the quarter totaled $166.3 million, a decrease of 1.5%, over the prior-year period. This aggregate residential revenue change consisted of water restoration declining 11.8% offset by plumbing increasing 9.3%, excavation increasing 0.9%, and drain cleaning increasing of 1.1%.

In the first quarter of 2026, revenue from independent contractors was $17.8 million which is a decline of 3.3% as compared to the same period of 2025.

Roto-Rooter’s first quarter 2026 gross margin was 51.0%. This compares to the prior-year quarter’s gross margin of 50.9%. Roto-Rooter’s selling, general and administrative expenses were $67.9 million in the quarter, which is an increase of 8.4% compared to the first quarter of 2025.

Adjusted EBITDA in the first quarter of 2026 totaled $53.5 million, a decrease of 9.6% when compared to the first quarter of 2025. The Adjusted EBITDA margin in the quarter was 22.5% which represents a 218-basis point decline from the first quarter of 2025.

On March 31, 2026, Roto-Rooter purchased the territory and assets of the franchises operating in San Francisco, California and Fort Worth, Texas in two separate transactions. The aggregated, combined purchase price of these transactions was approximately $20.6 million. Collectively, these Roto-Rooter locations serve a population of approximately 3.3 million people. This purchase is part of Roto-Rooter’s ongoing strategy of acquiring franchises to boost productivity, market share and profitability.  These two acquisitions are anticipated to add $5.0 million to $5.5 million of revenue for the remainder of 2026.

Chemed Consolidated

As of March 31, 2026, Chemed had total cash and cash equivalents of $16.9 million and $91.2 million in long-term debt.

In April 2026, Chemed entered into a new five-year $450 million Amended and Restated Credit Agreement (Credit Agreement). This Credit Agreement consists of a $450 million revolving line of credit and a $250 million expansion feature.  The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points. There is approximately $313.3 million undrawn borrowing capacity under the Credit Agreement after excluding $45.5 million for Letters of Credit.

During the quarter, the Company repurchased 500,000 shares of Chemed stock for $197.7 million which equates to a cost per share of $395.36. As of March 31, 2026, there was approximately $229.6 million of remaining share repurchase authorization under its plan.

Guidance Update

Historically, we do not give quarterly updates to guidance.  Due to the materially improved performance of VITAS, coupled with the level of share repurchases in the first quarter of 2026, we believe updating guidance is appropriate in this instance.  Further operational detail will be provided during the investor conference call.

VITAS’ initiatives to return to a normal growth pattern after managing the 2025 Medicare Cap issue were more quickly successful than originally anticipated.  This led to higher revenue, excluding the impact of Medicare Cap, and adjusted EBITDA margins, excluding the impact of Medicare Cap, in the first quarter 2026 than what was included in the original guidance.  As a result, anticipated ADC growth for 2026 is updated to a revised range of 4.5% to 5.5% compared to the original guidance range of 3.5% to 4.0%.  Anticipated revenue growth, excluding the impact of the Medicare Cap, improves from the original guidance range of 5.5% to 6.5% to a revised range of 6.5% to 7.5%.  Finally, revised EBITDA margin, excluding the impact of the Medicare Cap, is anticipated to be 18.0% to 18.5% compared to the original guidance of 17.5% to 18.5%.

Roto-Rooter performed generally within our expectations.  In total, there were various headwinds and tailwinds that contributed to the overall results in the first quarter of 2026.

In the first quarter of 2026, unusual ice and snowstorms led to some level of service disruption for five days of the quarter across 24 Roto-Rooter branches.  This resulted in an estimated loss of net revenue of between $3 million and $4 million in the quarter.

Additionally, total leads for Roto-Rooter increased 3.3% during the quarter but continuing the previously discussed trends, a larger portion of those leads were the result of paid internet marketing.  As a result, total marketing expense during the quarter exceeded our expectations by approximately $2.0 million.

When factoring all the gives and takes within the expected Roto-Rooter performance for the remainder of fiscal 2026, anticipated revenue growth remains unchanged at 3.0% to 3.5%.  Estimated adjusted EBITDA margin is lowered slightly to 21.5% to 22.5% compared to the original guidance range of 22.5% to 23.0%.  This is primarily due to elevated marketing costs now expected to persist above our original guidance for the remainder of the year.

Based on the above, full-year 2026 earnings per diluted share, excluding non-cash expenses for stock options, tax benefits from stock option exercises, costs related to litigation and other discrete items, is estimated to be in the range of $24.00 to $24.75.  The mid-point of the revised guidance represents a 13% increase from 2025 adjusted earnings per diluted share of $21.55.  The revised 2026 guidance assumes an effective corporate tax rate on adjusted earnings of 24.5% and a diluted share count of 13.6 million shares.  The original 2026 guidance was for adjusted earnings per diluted share to be between $23.25 and $24.25.

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Friday April 24, 2026, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website https://edge.media-server.com/mmc/p/o65jro38.

Participants may also register via teleconference at:

https://register-conf.media-server.com/register/BI6f413b6cd3ee468481cac75d7519454e.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA, and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA, and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING FORWARD-LOOKING INFORMATION

Statements in this press release contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,”

“should,” “will” and similar references to future periods and are based upon assumptions subject to certain known and unknown risks, uncertainties, contingencies and other factors, including, but not limited to, the impact of laws and regulations on Chemed’s operations, including Medicare Cap and Medicare reimbursement rates, Chemed’s estimates of the effect of Medicare Cap on VITAS’ revenues and future prospects, Chemed’s expectations regarding VITAS’ patient mix and Chemed’s expectations regarding demand for Roto-Rooter’s services.

Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Chemed’s control. Chemed’s actual results and financial condition may differ materially from those indicated in the forward-looking statements included in this press release, including as a result of the risks described above and those described in the Chemed’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its Quarterly Reports filed in 2026. Any forward-looking statement made by Chemed in this press release is based only on information currently available to Chemed and speaks only as of the date on which it is made. Chemed undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2026	2025
Service revenues and sales	$657,513	$646,943
Cost of services provided and goods sold	441,749	430,530
Selling, general and administrative expenses (aa)	114,321	105,587
Depreciation	14,303	13,445
Amortization	2,570	2,572
Other operating (income)/expense	(8)	51
Total costs and expenses	572,935	552,185
Income from operations	84,578	94,758
Interest expense	(512)	(329)
Other income--net (bb)	4,774	1,245
Income before income taxes	88,840	95,674
Income taxes	(22,538)	(23,917)
Net income	$66,302	$71,757
Earnings Per Share
Net income	$4.85	$4.91
Average number of shares outstanding	13,675	14,622
Diluted Earnings Per Share
Net income	$4.84	$4.86
Average number of shares outstanding	13,690	14,764

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2026	2025
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$108,931	$103,760
Market value adjustments related to deferred
compensation trusts	3,885	(830)
Long-term incentive compensation	1,505	2,657
Total SG&A expenses	$114,321	$105,587

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2026	2025

Market value adjustments related to deferred
compensation trusts	$3,885	$(830)
Interest income	890	2,076
Other	(1)	(1)
Total other income--net	$4,774	$1,245

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$16,856	$173,882
Accounts receivable less allowances	215,479	285,873
Inventories	7,208	7,790
Prepaid income taxes	7,614	4,436
Prepaid expenses	26,906	30,404
Total current assets	274,063	502,385
Investments of deferred compensation plans held in trust	143,778	127,949
Properties and equipment, at cost less accumulated depreciation	207,734	199,679
Lease right of use asset	133,597	131,150
Identifiable intangible assets less accumulated amortization	80,417	89,929
Goodwill	687,501	666,940
Other assets	8,725	8,483
Total Assets	$1,535,815	$1,726,515
Liabilities
Current liabilities
Accounts payable	$65,698	$47,692
Accrued insurance	65,101	65,743
Accrued income taxes	25,770	38,247
Accrued compensation	62,750	59,905
Short-term lease liability	41,286	42,976
Other current liabilities	60,810	35,993
Total current liabilities	321,415	290,556
Deferred income taxes	14,575	11,771
Deferred compensation liabilities	142,660	127,292
Long-term debt	91,200	-
Long-term lease liability	104,448	102,082
Other liabilities	13,523	13,052
Total Liabilities	687,821	544,753
Stockholders' Equity
Capital stock	37,607	37,535
Paid-in capital	1,603,730	1,538,419
Retained earnings	3,013,504	2,786,264
Treasury stock, at cost	(3,809,245)	(3,182,718)
Deferred compensation payable in Company stock	2,398	2,262
Total Stockholders' Equity	847,994	1,181,762
Total Liabilities and Stockholders' Equity	$1,535,815	$1,726,515

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net income	$66,302	$71,757
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	16,873	16,017
Stock option expense	9,249	9,091
Benefit for deferred income taxes	(4,737)	(14,174)
Noncash long-term incentive compensation	1,386	2,420
Amortization of debt issuance costs	80	80
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Increase in accounts receivable	(32,899)	(67,424)
Decrease in inventories	335	403
Increase in prepaid expenses	(88)	(4,430)
Increase/(decrease) in accounts payable and
other current liabilities	2,235	(22,592)
Change in current income taxes	26,817	37,286
Net change in lease assets and liabilities	(471)	169
(Increase)/decrease in other assets	(3,603)	3,034
Increase in other liabilities	6,709	951
Other sources	31	156
Net cash provided by operating activities	88,219	32,744
Cash Flows from Investing Activities
Business combinations, net of cash acquired	(20,610)	(225)
Capital expenditures	(17,116)	(13,280)
Proceeds from sale of fixed assets	134	112
Other uses	(197)	(281)
Net cash used by investing activities	(37,789)	(13,674)
Cash Flows from Financing Activities
Purchases of treasury stock	(190,039)	(33,222)
Proceeds from revolving line of credit	135,480	-
Payments on revolving line of credit	(44,280)	-
Dividends paid	(8,173)	(7,325)
Capital stock surrendered to pay taxes on stock-based compensation	(1,482)	(6,254)
Proceeds from exercise of stock options	1,312	22,666
Change in cash overdrafts payable	(493)	438
Other (uses)/sources	(414)	159
Net cash used by financing activities	(108,089)	(23,538)
Decrease in Cash and Cash Equivalents	(57,659)	(4,468)
Cash and cash equivalents at beginning of year	74,515	178,350
Cash and cash equivalents at end of period	$16,856	$173,882

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2026 (a)
Service revenues and sales	$420,018	$237,495	$-	$657,513
Cost of services provided and goods sold	325,467	116,282	-	441,749
Selling, general and administrative expenses	26,109	67,929	20,283	114,321
Depreciation	5,912	8,379	12	14,303
Amortization	26	2,544	-	2,570
Other operating expense/(income)	52	(60)	-	(8)
Total costs and expenses	357,566	195,074	20,295	572,935
Income/(loss) from operations	62,452	42,421	(20,295)	84,578
Interest expense	(50)	(136)	(326)	(512)
Intercompany interest income/(expense)	6,238	4,512	(10,750)	-
Other income—net	95	15	4,664	4,774
Income/(loss) before income taxes	68,735	46,812	(26,707)	88,840
Income taxes	(16,528)	(11,028)	5,018	(22,538)
Net income/(loss)	$52,207	$35,784	$(21,689)	$66,302

2025 (b)
Service revenues and sales	$407,400	$239,543	$-	$646,943
Cost of services provided and goods sold	312,807	117,723	-	430,530
Selling, general and administrative expenses	26,538	62,649	16,400	105,587
Depreciation	5,196	8,237	12	13,445
Amortization	26	2,546	-	2,572
Other operating expense/(income)	64	(13)	-	51
Total costs and expenses	344,631	191,142	16,412	552,185
Income/(loss) from operations	62,769	48,401	(16,412)	94,758
Interest expense	(48)	(132)	(149)	(329)
Intercompany interest income/(expense)	5,296	3,930	(9,226)	-
Other income—net	48	10	1,187	1,245
Income/(loss) before income taxes	68,065	52,209	(24,600)	95,674
Income taxes	(18,035)	(12,265)	6,383	(23,917)
Net income/(loss)	$50,030	$39,944	$(18,217)	$71,757

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2026
Net income/(loss)	$52,207	$35,784	$(21,689)	$66,302
Add/(deduct):
Interest expense	50	136	326	512
Income taxes	16,528	11,028	(5,018)	22,538
Depreciation	5,912	8,379	12	14,303
Amortization	26	2,544	-	2,570
EBITDA	74,723	57,871	(26,369)	106,225
Add/(deduct):
Intercompany interest expense/(income)	(6,238)	(4,512)	10,750	-
Interest income	(95)	(15)	(779)	(889)
Stock option expense	-	-	9,249	9,249
Long-term incentive compensation	-	-	1,505	1,505
Acquisition expense	-	167	-	167
Adjusted EBITDA	$68,390	$53,511	$(5,644)	$116,257

2025
Net income/(loss)	$50,030	$39,944	$(18,217)	$71,757
Add/(deduct):
Interest expense	48	132	149	329
Income taxes	18,035	12,265	(6,383)	23,917
Depreciation	5,196	8,237	12	13,445
Amortization	26	2,546	-	2,572
EBITDA	73,335	63,124	(24,439)	112,020
Add/(deduct):
Intercompany interest expense/(income)	(5,296)	(3,930)	9,226	-
Interest income	(49)	(10)	(2,017)	(2,076)
Stock option expense	-	-	9,091	9,091
Long-term incentive compensation	-	-	2,657	2,657
Adjusted EBITDA	$67,990	$59,184	$(5,482)	$121,692

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income as reported	$66,302	$71,757
Add/(deduct) pre-tax cost of:
Stock option expense	9,249	9,091
Amortization of reacquired franchise rights	2,352	2,352
Long-term incentive compensation	1,505	2,657
Acquisition expense	167	-
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,248)	(2,320)
Excess tax expenses/(benefits) on stock compensation	56	(463)
Adjusted net income	$77,383	$83,074

Diluted Earnings Per Share As Reported
Net income	$4.84	$4.86
Average number of shares outstanding	13,690	14,764

Adjusted Diluted Earnings Per Share
Adjusted net income	$5.65	$5.63
Average number of shares outstanding	13,690	14,764

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)
Three Months Ended March 31,
OPERATING STATISTICS	2026	2025
Net revenue ($000) (c)
Homecare	$371,091	$351,566
Inpatient	35,925	34,022
Continuous care	18,133	24,637
Other	5,578	5,344
Subtotal	$430,727	$415,569
Room and board, net	(3,257)	(3,525)
Contractual allowances	(5,077)	(2,319)
Medicare cap allowance	(2,375)	(2,325)
Net Revenue	$420,018	$407,400
Net revenue as a percent of total before Medicare cap allowance
Homecare	86.2%	84.6
Inpatient	8.3	8.2
Continuous care	4.2	5.9
Other	1.3	1.3
Subtotal	100.0	100.0
Room and board, net	(0.8)	(0.8)
Contractual allowances	(1.1)	(0.6)
Medicare cap allowance	(0.6)	(0.6)
Net Revenue	97.5%	98.0
Days of care
Homecare	1,691,619	1,632,569
Nursing home	294,818	307,108
Respite	10,875	9,995
Subtotal routine homecare and respite	1,997,312	1,949,672
Inpatient	30,474	29,704
Continuous care	17,288	22,620
Total	2,045,074	2,001,996

Number of days in relevant time period	90	90
Average daily census ("ADC") (days)
Homecare	18,796	18,140
Nursing home	3,276	3,412
Respite	120	111
Subtotal routine homecare and respite	22,192	21,663
Inpatient	339	330
Continuous care	192	251
Total	22,723	22,244

Total Admissions	19,394	18,139
Total Discharges	18,537	17,875
Average length of stay (days)	102.7	118.7
Median length of stay (days)	15.0	16.0

ADC by major diagnosis
Cerebro	44.5%	44.7
Neurological	11.3	12.4
Cancer	9.6	9.6
Cardio	16.3	16.1
Respiratory	7.7	7.2
Other	10.6	10.0
Total	100.0%	100.0
Admissions by major diagnosis
Cerebro	26.9%	28.4
Neurological	6.9	6.5
Cancer	23.5	24.6
Cardio	15.8	15.0
Respiratory	12.4	11.6
Other	14.5	13.9
Total	100.0%	100.0

Estimated uncollectible accounts as a percent of revenues	1.2%	0.6

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	38.8	47.3
Days of revenue outstanding-including unapplied Medicare payments	33.6	44.5

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS AND YEARS ENDED MARCH 31, 2026 AND 2025
(unaudited)

(a)	Included in the results of operations for 2026 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2026
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,249)	$(9,249)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Long-term incentive compensation	-	-	(1,505)	(1,505)
	Acquisition expense	-	(167)	-	(167)
	Pretax impact on earnings	-	(2,519)	(10,754)	(13,273)
	Excess tax expenses on stock compensation	-	-	(56)	(56)
	Income tax benefit on the above	-	587	1,661	2,248
	After-tax impact on earnings	$-	$(1,932)	$(9,149)	$(11,081)

(b)	Included in the results of operations for 2025 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2025
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,091)	$(9,091)
	Long-term incentive compensation	-	-	(2,657)	(2,657)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Pretax impact on earnings	-	(2,352)	(11,748)	(14,100)
	Excess tax benefits on stock compensation	-	-	463	463
	Income tax benefit on the above	-	546	1,774	2,320
	After-tax impact on earnings	$-	$(1,806)	$(9,511)	$(11,317)

(c)

VITAS has 13 large (greater than 450 ADC), 23 medium (greater than 200 but less than 450 ADC) and 23 small (less than 200 ADC) hospice programs.  Of Vitas' 33 Medicare provider numbers, for the current cap year, 25 provider numbers have a Medicare cap cushion of greater than 10%, four provider numbers have a Medicare cap cushion between 0% and 10%, and four provider numbers have a Medicare cap liability.